Prospectus Supplement (To Prospectus dated July 30, 2020)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-239981

17,073,175 Shares of Common Stock

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We are offering 17,073,175 shares of our common stock in this offering to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus. In a concurrent private placement, we are selling to such investors warrants to purchase 100% of the number of shares of common stock purchased by such investors in this offering. The warrants and the common stock issuable upon the exercise of the warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder. There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Our common stock is listed on the Nasdaq Capital Market under the symbol “XXII.” On July 20, 2022, the closing price of our common stock was $2.04 per share.

We have retained Dawson James Securities, Inc. to act as the exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any of the common stock but has agreed to use its best efforts to arrange for the sale of the shares.

Investing in our common stock involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-3 of this prospectus supplement, the accompanying prospectus, and the other documents we file or have filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and in the accompanying prospectus, for a discussion of the factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$2.05	$35,000,008.75

Placement Agent Fees(1)	$0.1025	$1,750,000.44

Proceeds, before expenses, to us	$1.9475	$33,250,008.31

(1) We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $760,000.

Delivery of the shares of common stock is expected to be made on or about July 25, 2022.

Dawson James Securities, Inc.

The date of this prospectus supplement is July 21, 2022.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus to or by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

About This Prospectus Supplement

This prospectus supplement relates to the offering of shares of our common stock. Before buying any shares of common stock offered hereby, we urge you to read carefully this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, together with the documents incorporated by reference herein, as described under the heading “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the common stock offered hereby.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering. The second part is the accompanying prospectus, including the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also may add to, update and change information contained in, or incorporated by reference into, the accompanying prospectus. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between (i) the information contained in this prospectus supplement and (ii) the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, from time to time, we may offer and sell any of the securities described in the accompanying prospectus separately or together with other securities described therein.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you. Neither we nor the placement agent have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any of the placement agents are making an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted, and you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus that we have authorized to be delivered to you and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of such documents or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

For purposes of this prospectus supplement and the accompanying prospectus, references to “Company,” “22nd Century,” “we,” “us,” “our,” and “ours” refer to 22nd Century Group, Inc. and its subsidiaries where the context so requires, unless otherwise indicated or the context otherwise requires.

“Forward-Looking” Information

This prospectus supplement and the information incorporated by reference in this prospectus supplement include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference herein regarding our expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events are forward-looking statements. You can identify these statements by words such as “aim,” “anticipate,” “assume,” “believe,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “positioned,” “predict,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including the following summary of risk factors:

•	We have had a history of losses and negative cash flows, and we may be unable to achieve and sustain profitability and positive cash flows from operations.

•	Our competitors generally have, and any future competitors may have, greater financial resources and name recognition than we do, and they may therefore develop products or other technologies similar or superior to ours, or otherwise compete more successfully than we do.

•	Our research and development process may not develop marketable products, which would result in loss of our investment into such process.

•	Our ability to successfully integrate the operations of GVB Biopharma into ours and achieve the expected synergies with the acquired business.

•	We may acquire or invest in other companies, which may divert our management’s attention, result in additional dilution to our stockholders, and consume resources that are necessary to sustain our business or result in losses.

•	The coronavirus pandemic (COVID-19) or another pandemic may cause a variety of business disruptions and future business risks.

•	The failure of our information systems to function as intended or their penetration by outside parties with the intent to corrupt them could result in business disruption, litigation and regulatory action, and loss of revenue, assets, or personal or confidential data (cybersecurity).

•	We may be unsuccessful at commercializing our Very Low Nicotine Content “VLNC” tobacco as a Modified Exposure Cigarette.

•	The manufacturing of tobacco products subjects us to significant governmental regulation and the failure to comply with such regulations could have a material adverse effect on our business and subject us to substantial fines or other regulatory actions.

•	We may become subject to litigation related to cigarette smoking and/or exposure to environmental tobacco smoke, or ETS, which could severely impair our results of operations and liquidity.

•	The loss of a significant customer for whom we manufacture tobacco products could have an adverse impact on our results of operation.

•	Product liability claims, product recalls, or other claims could cause us to incur losses or damage our reputation.

•	The FDA could force the removal of our products from the U.S. market.

•	Negative press from being in the hemp/cannabis space could have a material adverse effect on our business, financial condition, and results of operations.

•	Any business-related cannabinoid production is dependent on laws pertaining to the hemp/cannabis industry.

•	Certain of our proprietary rights have expired or may expire or may not otherwise adequately protect our intellectual property, products and potential products, and if we cannot obtain adequate protection of our intellectual property, products and potential products, we may not be able to successfully market our products and potential products.

•	We license certain patent rights from third-party owners. If such owners do not properly maintain or enforce the patents underlying such licenses, our competitive position and business prospects could be harmed.

•	Our stock price may be highly volatile and could decline in value.

•	We are a named defendant in certain litigation matters, including federal securities class action lawsuits and derivative complaints; if we are unable to resolve these matters favorably, then our business, operating results and financial condition may be adversely affected.

•	Future sales of our common stock will result in dilution to our common stockholders.

•	We do not expect to declare any dividends on our common stock in the foreseeable future.

You also should carefully review the risk factors and cautionary statements described in the other documents we file or furnish from time to time with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and any other offering material, or in the documents incorporated by reference into this prospectus supplement, the accompanying prospectus and any other offering material, are made only as of the date of the prospectus supplement, the accompanying prospectus, any other offering material or the incorporated document.

We do not assume any obligation to update any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Prospectus Supplement Summary

The following summary highlights basic information about 22nd Century, this offering, and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should review this entire prospectus supplement and the accompanying prospectus carefully, including our consolidated financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please read the “Risk Factors” section beginning on page S-3 of this prospectus supplement.

Overview

22nd Century Group, Inc. is a leading agricultural biotechnology company focused on tobacco harm reduction, reduced nicotine tobacco and improving health and wellness through plant science. In tobacco, hemp/cannabis, and hop plants, we use modern plant breeding technologies, including genetic engineering, gene-editing, and molecular breeding to deliver solutions for the life science and consumer products industries by creating new, proprietary plants with optimized alkaloid and flavonoid profiles as well as improved yields and valuable agronomic traits. Our mission in tobacco is to reduce the harm caused by smoking by introducing adult smokers to our proprietary Very Low Nicotine Content “VLNC” tobacco and cigarette products. We received the first and only Food and Drug Administration (“FDA”) Modified Risk Tobacco Product (“MRTP”) authorization of a combustible cigarette in December 2021. Our mission in hemp/cannabis is to develop proprietary varieties of hemp with valuable cannabinoid and terpene profiles and other superior agronomic traits, with potential applications in life sciences and consumer products. Our mission in hops is to leverage our experience with tobacco and hemp/cannabis, a close hop relative, and accelerate the development of proprietary specialty hop varieties or valuable traits, with potential applications in life sciences and consumer products. We have a significant intellectual property portfolio of issued patents and patent applications relating to both tobacco and hemp/cannabis plants and have further resources directed towards creating and securing additional intellectual property pertaining to all three franchises.

Recent Developments

Acquisition of GVB Biopharma, a Leading Hemp/Cannabis Company

On May 13, 2022, we acquired substantially all of the assets of GVB Biopharma (“GVB”). GVB is a contract development and manufacturing organization for hemp-derived active ingredients for the nutraceuticals, pharmaceutical and consumer goods industries. GVB operates three manufacturing facilities in Oregon and Nevada, including a 30,000 sq. ft. hemp ingredient manufacturing facility in Central Oregon, a 40,000 sq. ft. white-label, finished product manufacturing facility in Las Vegas, and an industrial-scale hemp extraction facility in Prineville, Oregon, which opened in 2022. GVB has the capabilities to produce a large array of cannabinoids, including CBD Isolate, CBD Broad Spectrum Distillate, CBG Isolate, CBD Crystal Resistant Distillate, CBD THC-Free Crude, UK Compliant Broad Spectrum Distillate, CBN Isolate, CBC Isolate, CBDA isolate, and others. Its white-label contract manufacturing capabilities include tinctures, gel capsules, gummies, mints, tablets, topical and vape offerings.

The aggregate consideration for the acquisition consisted of (i) the assumption of approximately $4.6 million of debt, (ii) the assumption and direct payment of certain third party transaction costs incurred by GVB in connection with the acquisition totaling approximately $1.7 million and (iii) the issuance to GVB of 32,900,000 unregistered shares of our common stock, which are subject to a lock-up and restrictions on transfer for at least six months following closing and thereafter: one-third will be released from the lock-up after six months, one-third will be released from the lock-up after nine months and the remainder will be released after one year. In addition, we granted GVB the right to nominate a director our board of directors, provided that such nominee is independent under the rules of the Nasdaq Capital Market and subject to the approval of our Governance and Nominating Committee.

Corporate Information

We are a Nevada corporation and our corporate headquarters is located at 500 Seneca Street, Suite 507, Buffalo, New York 14204. Our telephone number is (716) 270-1523. Our internet address is www.xxiicentury.com. We do not incorporate the information on our website into this prospectus supplement or in the accompanying prospectus, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. Our web site address is included as an inactive textual reference only.

The Offering

Issuer	22nd Century Group, Inc.
Common stock offered by us	17,073,175 shares.
Common stock to be outstanding after this offering(1)	214,734,741 shares.
Use of proceeds	We intend to use the net proceeds from this offering for expansion and acceleration of the launch of our VLN® reduced nicotine content tobacco cigarettes in additional markets, research and development expenses, procurement and development of additional intellectual property rights, working capital and general corporate purposes. See “Use of Proceeds” on page S-5 for additional information.
Risk factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.
Concurrent private placement	In a concurrent private placement, we are selling to the purchasers of our common stock in this offering warrants to purchase 100% of the number of our common stock purchased by such investors in this offering, or warrants to purchase up to 17,073,175 shares of common stock. We will receive proceeds from the concurrent private placement transaction of warrants to be purchased by any investor in the concurrent private placement of warrants solely to the extent such warrants are exercised for cash. The warrants will be exercisable immediately upon issuance at an exercise price of $2.05 per share and will expire five years after issuance. The warrants and the common stock issuable upon the exercise of the warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder. There is no established public trading market for the warrants being issued in the concurrent private placement, and we do not expect a market to develop. We do not intend to apply for listing of the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.
Nasdaq Capital Market symbol	Our common stock is traded on the Nasdaq Capital Market under the symbol “XXII.”

(1) The number of shares outstanding after this offering is based on 197,661,566 shares of common stock outstanding as of July 18, 2022. The number of shares of common stock to be outstanding after this offering excludes as of such date:

•	4,755,438 shares of our common stock issuable upon the exercise of fully vested and immediately exercisable stock options outstanding at a weighted-average exercise price of $1.64 per share;

•	3,746,801 shares of unvested restricted stock units; and

•	5,315,004 shares of our common stock reserved for future award grants under the 22nd Century Group, Inc. 2021 Omnibus Incentive Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or settlement of outstanding options or restricted stock after July 18, 2022 and no exercise of the warrants issued in the private placement.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 1, 2022, and our most recent Quarterly Report on Form 10-Q for the three months ended March 31, 2022, filed with the SEC on May 5, 2022, which are incorporated into this prospectus supplement and the accompanying prospectus by reference in their entirety, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be unduly relied upon to anticipate results or trends in future periods. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. Please also read carefully the section above titled “Forward-Looking Information.”

Risks Related to this Offering

Fluctuations in the price of our common stock, including as a result of actual or anticipated sales of shares by us and/or our directors, officers or stockholders, may make our common stock more difficult to resell.

The market price and trading volume of our common stock have been, and may continue to be, subject to significant fluctuations due not only to general stock market conditions, but also to changes in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity, or this offering. In addition to the risk factors discussed in our periodic reports and in this prospectus supplement, the price and volume volatility of our common stock may be affected by actual or anticipated sales of common stock by us and/or our directors, officers or stockholders, whether in the market, in connection with business acquisitions, in this offering or in subsequent public offerings. Stock markets in general have at times experienced extreme volatility unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our operating results.

As a result, these fluctuations in the market price and trading volume of our common stock may make it difficult to predict the market price of our common stock in the future, cause the value of your investment to decline and make it more difficult to resell our common stock.

Management will have broad discretion as to the use of the proceeds of this offering, and we may use the proceeds in ways in which you and other stockholders may disagree.

We have not designated the amount of net proceeds we will receive from this offering for any particular purpose. We may use a portion of the net proceeds to acquire or invest in new or different businesses, products and intellectual property. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions.  Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

Investors in this offering will experience immediate and substantial dilution in the net tangible book value per share of our common stock.

The public offering price of our common stock will be substantially higher than the net tangible book value per share. Therefore, if you purchase shares of common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Please refer to the section below entitled “Dilution” for more information.

You may experience future dilution as a result of future equity offerings or acquisitions.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any future offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into our common stock, in future transactions or acquisitions may be higher or lower than the price per share paid by investors in this offering.

In addition, we may engage in one or more potential acquisitions in the future, which could involve issuing our common stock as some or all of the consideration payable by us to complete such acquisitions. If we issue common stock or securities linked to our common stock, the newly issued securities may have a dilutive effect on the interests of the holders of our common stock. Additionally, future sales of newly issued shares used to effect an acquisition could depress the market price of our common stock.

Our common stock may become the target of a “short squeeze.”

In recent years, the securities of several companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of common stock and buy-and-hold decisions of longer investors, resulting in what is sometimes described as a “short squeeze.” Short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Sharp rises in a company’s stock price may force traders in a short position to buy the shares to avoid even greater losses. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those shares have abated. We may be a target of a short squeeze, and investors may lose a significant portion or all of their investment if they purchase our shares at a rate that is significantly disconnected from our underlying value.

Use of Proceeds

We estimate that the net proceeds from the sale of shares in this offering will be approximately $32.5 million, after deducting placement agent and financial advisor fees and commissions as well as our estimated expenses related to the offering. This estimate excludes the proceeds, if any, from the exercise of the warrants sold in the private placement concurrently with this offering.

We intend to use the net proceeds from this offering for expansion and acceleration of the launch of our VLN® reduced nicotine content tobacco cigarettes in additional markets, research and development expenses, procurement and development of additional intellectual property rights, working capital and general corporate purposes.

Our management will have broad discretion in the allocation of the net proceeds of this offering for any purpose, and investors will be relying on the judgment of our management with regard to the use of these net proceeds

Dilution

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value of our common stock as of March 31, 2022 was approximately $42.4 million, or approximately $0.26 per share of common stock based upon 164,536,566 shares then outstanding. Our historical net tangible book value per share is equal to our total tangible assets (total current assets plus total property, plant, and equipment), less our total liabilities, divided by the total number of shares of common stock outstanding as of March 31, 2022. Our pro forma net tangible book value as of March 31, 2022 was $47.2 million, or approximately $0.24 per share of common stock, after giving effect to pro forma impact on our balance sheet as of March 31, 2022 and the issuance of an aggregate of 32,900,000 unregistered shares of our common stock in connection with our acquisition of GVB on May 13, 2022.

Dilution per share represents the difference between the public offering price per share and the adjusted pro forma net tangible book value per share of our common stock after giving effect to this offering. After reflecting the sale in this offering of 17,073,175 shares of our common stock at the public offering price of $2.05 per share, less offering commissions and estimated offering expenses, the adjusted pro forma net tangible book value of our common stock as of March 31, 2022 would have been approximately $79.7 million or $0.37 per share. The change represents an immediate increase in pro forma net tangible book value per share of our common stock of $0.13 per share to existing stockholders and an immediate dilution of $1.68 per share to new investors purchasing the shares in this offering.

The following table illustrates this per share dilution.

Offering price per share	$2.05
Pro forma net tangible book value per share as of March 31, 2022	$0.24
Increase in pro forma net tangible book value per share attributable to the offering	$0.13
As adjusted pro forma net tangible book value per share after giving effect to this offering	$0.37
Dilution per share to new investors participating in the offering	$1.68

The table above is based on 164,536,566 shares of common stock outstanding as of March 31, 2022, which excludes the warrants issued in the private placement and:

•	5,014,438 shares of our common stock issuable upon the exercise of fully vested and immediately exercisable stock options outstanding as of March 31, 2022, at a weighted-average exercise price of $1.62 per share;

•	4,037,152 shares of unvested restricted stock units; and

•	4,990,653 shares of our common stock reserved for future award grants under the under the 22nd Century Group, Inc. 2021 Omnibus Incentive Plan.

To the extent outstanding options are exercised or outstanding restricted stock units vest, there will be further dilution to investors. In addition, to the extent that we issue additional equity securities in connection with future capital raising activities, our then-existing stockholders may experience dilution.

PRIVATE PLACEMENT OF WARRANTS

In a concurrent private placement, we are selling to the investors in this offering warrants to purchase up to an aggregate of 17,073,175 shares of common stock, representing 100% of the shares of our common stock that may be purchased in this offering. The warrants are exercisable at an exercise price of $2.05 per share, subject to certain adjustments, are immediately exercisable upon issuance and have a term of exercise equal to five years from the date of issuance. A holder of warrants will have the right to exercise the warrants on a “cashless” basis if there is no effective registration statement registering the resale of the warrant shares. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us.

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

The warrants and the warrant shares are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. We have agreed to file a registration statement on Form S-3 providing for the resale of the warrant shares by the investors within 45 days of July 21, 2022.

In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the warrants have the right to require us or a successor entity to redeem the warrants for cash in the amount of the Black Scholes Value (as defined in each warrant) of the unexercised portion of the warrants concurrently with or within 5 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement between us and Dawson James Securities, Inc. (“Dawson James”) we have engaged Dawson James as our exclusive placement agent to solicit offers to purchase the shares in this offering. The placement agent is not purchasing or selling any of the shares we are offering, and it is not required to arrange the purchase or sale of any specific number of shares or dollar amount, but it has agreed to use commercially reasonable efforts to arrange for the sale of the shares. The placement agent may retain sub-agents and selected dealers in connection with this offering.

The placement agent proposes to arrange for the sale of the shares we are offering pursuant to this prospectus supplement to one or more investors through securities purchase agreements directly between the purchasers and us. All of the shares will be sold at the same price and, we expect, at a single closing. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. It is possible that not all of the shares we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We anticipate that the sale of the shares will be completed on the date indicated on the cover page of this prospectus supplement, subject to customary closing conditions. On the closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;

•	Dawson James, as placement agent, will receive the placement agent fees in accordance with the terms of the engagement agreement; and

•	we will deliver the shares to the investors.

In connection with this offering, the placement agent may distribute this prospectus supplement and the accompanying prospectus electronically.

We will pay the placement agent cash fees equal to five percent (5%) of the gross proceeds from the sale of the shares in this offering. In addition, we have agreed to pay a cash fee equal to five percent (5%) of the gross proceeds from the sale of any securities to any purchaser in this offering or a specified party that was introduced to us by the placement agent during the engagement of the placement agent for this offering for a period of six (6) months following the sale of shares in this offering. In addition, we will pay the placement agent a cash fee equal to five percent (5%) of any cash exercise of the warrants and will reimburse their expenses, including the reimbursement of legal fees not to exceed $25,000. The following table shows the per share and total placement agent fee we will pay to the placement agent in connection with the sale of the shares, assuming the purchase of all of the shares we are offering.

Per share	$0.1025
Total	$1,750,000

The estimated offering expenses payable by us, excluding the placement agent fees, will be approximately $760,000, which includes $700,000 that we have agreed to pay Roth Capital Partners for acting as financial advisor in connection with this offering.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (“Securities Act”), and liabilities arising from breaches and representations and warranties by us as contained in the engagement agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Dawson James may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Dawson James would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by Dawson James acting as principal. Under these rules and regulations, Dawson James:

•	may not engage in any stabilization activity in connection with our securities; and
•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the placement agent of the offering, or by its affiliates. Other than the prospectus supplement in electronic format, the information on the placement agent’s websites and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “XXII.”

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The placement agent may arrange to sell common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Affiliations

The placement agent and its affiliates have provided, and may in the future provide, various investment banking, financial advisory and other financial services to us and our affiliates for which they have received, and in the future may receive, advisory or transaction fees, as applicable.

Legal Matters

The validity of the shares of our common stock being offered hereby will be passed upon for us by Foley & Lardner LLP, Jacksonville, Florida.

Experts

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Freed Maxick CPAs, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm (which report expresses an unqualified) given upon their authority as experts in accounting and auditing.

The combined consolidated financial statements of GVB Biopharma, which appear in the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on July 20, 2022, incorporated in herein by reference have been so incorporated in reliance on the report of Armanino LLP, an independent registered public accounting firm.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public from the SEC’s Internet website.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus supplement and the accompanying prospectus omit some of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all provisions, exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through its Internet website.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than information furnished under Item 2.02 or Item 7.01 of Form 8-K) on or after the date of this prospectus supplement until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 1, 2022;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 5, 2022;

•	Our Definitive Annual Meeting Proxy Statement filed with the SEC on April 25, 2022;

•	Our Current Reports on Form 8-K filed with the SEC on January 1, 2022, May 18, 2022 (including the Form 8-K/A filed on July 20, 2022), June 15, 2022, and June 21, 2022; and

•	The description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed August 12, 2021, and any amendment or report updating that description.

We will provide without charge to each person to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference into but not delivered with this prospectus supplement. Requests should be directed to our principal executive offices at:

22nd Century Group, Inc.

500 Seneca Street, Suite 507

Buffalo, New York 14204

(716) 270-1523

You should rely only on the information contained in this prospectus supplement, including information incorporated by reference herein as described above, the accompanying prospectus (including information incorporated by reference therein) and any free writing prospectus that we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PROSPECTUS

22nd Century Group, Inc.

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
SUBSCRIPTION RIGHTS
SECURITIES PURCHASE CONTRACTS
UNITS

We may offer and sell from time to time up to $100 million of any combination of the securities described in this prospectus, from time to time, in one or more offerings, in amounts, at prices and on terms determined at the times of offerings.

This prospectus describes the general manner in which our securities may be offered using this prospectus. We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus.  You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

We may offer the securities for sale directly to the purchasers or through one or more underwriters, dealers and agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

This prospectus also relates to the issuance of 11,293,211 shares of our common stock upon exercise of certain of our outstanding warrants (as described herein the heading “Description of Capital Stock – Warrants”). Such outstanding warrants and shares of common stock were registered under our prior Registration Statement on Form S-3 (Registration No. 333-215391) as declared effective by the Securities and Exchange Commission (the “SEC”) on January 17, 2017 (the “Prior Registration Statement”).

Our common stock is listed on the NYSE American under the symbol “XXII.” The last reported sale price of the common stock on July 20, 2020 was $0.79 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risk. Please read carefully the section entitled “Risk Factors” on Page 1 of this prospectus and any similar section contained in the applicable prospectus supplement and/or other offering material concerning factors you should consider before investing in our securities which may be offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2020.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “Company,” “22nd Century,” “we,” “us,” “our,” and “ours” refer to 22nd Century Group, Inc. and its subsidiaries where the context so requires.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus, in one or more offerings, up to the maximum aggregate dollar amount $100.0 million.  This prospectus provides you with a general description of the securities that we may offer.  Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. This prospectus also relates to the issuance of up to 11,293,211 shares of common stock upon exercise of certain of our outstanding warrants. The warrants and shares of common stock issuable thereunder were registered under the Prior Registration Statement. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement and any other offering material together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell the securities in any jurisdiction in which an offer is not authorized or in which the person making that offer is not qualified to do so or to anyone to whom it is unlawful to make an offer. You should not assume that the information contained in this prospectus or any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date.  Our business, financial condition, results of operations and prospects may have changed since those dates.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in Item 1A of our Quarterly Report on Form 10-Q for the period ended March 31, 2020 under the heading “Risk Factors,” as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports of Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition to those risk factors, there may be additional risks and uncertainties of which are not currently known to us or that we currently deem immaterial.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this registration statement and may make such statements in future filings with the Securities and Exchange Commission, or SEC. We may also make forward-looking statements in our press releases or other public or stockholder communications. Our forward-looking statements are subject to risks and uncertainties and include information about our expectations and possible or assumed future results of our operations. When we use words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “could,” “plan,” “potential,” “predict,” “forecast,” “project,” “intend,” or similar expressions, or make statements regarding our intent, belief, or current expectations, we are making forward-looking statements.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation, risks relating to:

•	The impact of the COVID-19 pandemic on our business and operations;

•	Our ability to monetize our intellectual property portfolio;

•	Our ability to ability to achieve profitability;

•	Our ability to manage our growth effectively;

•	The lack of implementation of the plan by the U.S. Food and Drug Administration (“FDA”) to regulate nicotine content in cigarettes;

•	Our ability to obtain FDA authorization for our Modified Risk Tobacco Product;

•	Our ability to gain market acceptance for our products;

•	Our ability to prevail in litigation;

•	Our ability to maintain our rights to our intellectual property; and

•	other risks more fully discussed in the “Risk Factors” section in this prospectus, the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which are based on information available to us on the date of this report or, if made elsewhere, as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. See “Risk Factors” in this prospectus for more information. You should consider these factors and other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference.

Other factors not currently anticipated may also materially and adversely affect our results of operations, cash flows and financial position. We do not undertake any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

OUR COMPANY

Overview

We are a plant biotechnology company focused on technology that allows us to alter the level of nicotine and other nicotinic alkaloids in tobacco plants and the levels of cannabinoids in hemp/cannabis plants through genetic engineering and modern plant breeding techniques. Our mission in tobacco is to reduce the harm caused by smoking by introducing adult smokers to our proprietary, Very Low Nicotine Content tobacco and cigarette products. Our mission in hemp/cannabis is to develop proprietary varieties of hemp with valuable cannabinoid profiles and other superior agronomic traits. We have a significant intellectual property portfolio of issued patents and patent applications relating to both tobacco and hemp/cannabis plants. Our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequently filed Form 10-Qs provide additional information about our business, operations and financial condition.

Corporate Information

We are a Nevada corporation incorporated in September 2005 and our corporate headquarters is located at 8560 Main Street, Suite 4, Williamsville, New York 14221. Our telephone number is (716) 270-1523. Our Internet website address is www.xxiicentury.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including potentially expanding existing businesses, acquiring businesses and investing in other business opportunities. Pending such use, we may temporarily invest the net proceeds in short-term investments.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;
•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

SECURITIES TO BE OFFERED

We may offer, from time to time and in one or more offerings, debt securities, shares of common stock, shares of preferred stock, warrants, subscription rights, securities purchase contracts and units. Set forth herein and below is a general description of the securities that we may offer hereunder. We will set forth in the applicable prospectus supplement a specific description of the securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds will be contained in the prospectus supplement and/or other offering material relating to such offering.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

The debt securities will be our senior debt securities and will be issued under an indenture between us and a trustee, a form of which is incorporated by reference into this prospectus and attached as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” We refer to this indenture as the “indenture.”

The following is a summary of some provisions of the indenture. The following summary does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions of specified terms used in the indenture, and the debt securities. We encourage you to read the indenture and the debt securities because they, and not this description, set forth your rights as a holder of our debt securities. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities. Parenthetical section references under this heading are references to sections in the indenture unless we indicate otherwise.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with any premium and accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series, provided, however, that such amount may from time to time be increased by a board resolution;

•	the price or prices at which the debt securities will be sold;

•	the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal and premium, if any, of any debt securities of the series will be payable or the method used to determine or extend those dates;

•	the rate or rates at which any debt securities of the series will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest will accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest will be payable and the regular record date, if any, for any such interest payable on any interest payment date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

•	the place or places where the principal of and any premium and interest on any debt securities of the series will be payable, the place or places where the debt securities of such series may be presented for registration of transfer or exchange, the place or places where notices and demands to or upon us in respect of the debt securities of such series may be made and the manner in which any payment may be made;

•	the period or periods within which or the date or dates on which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•	our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•	if other than the trustee, the identity of each security registrar and/or paying agent;

•	if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•	if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•	if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which or the dates on which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•	if the provisions of the indenture relating to satisfaction and discharge thereof shall apply to the debt securities of that series as set forth therein, or if provisions for the satisfaction and discharge of the indenture other than as set forth therein shall apply to the debt securities of that series;

•	if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture or the method by which such portion shall be determined;

•	if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•	if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•	if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security in addition to or in lieu of that set forth in the indenture and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

•	any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants applicable to debt securities of the series;

•	the terms of any right to convert or exchange debt securities of such series into any other securities or property of ours or of any other corporation or person, and the additions or changes, if any, to the indenture with respect to the debt securities of such series to permit or facilitate such conversion or exchange;

•	whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•	whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	whether the debt securities will be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•	the exchanges, if any, on which the debt securities may be listed; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed or floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, unless otherwise specified in the applicable prospectus supplement, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.

If any interest payment date, redemption date, repayment date or stated maturity of a debt security, or any date on which a holder has the right to convert such debt security, falls on a date that is not a business day, then payment of principal and premium, if any, or interest, or the redemption price or conversion of such debt security, will be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date, redemption date or repayment date, or at the stated maturity, or on such conversion date. No interest shall accrue for the period from and after any such interest payment date, redemption date, repayment date, stated maturity or conversion date, as the case may be, to the date of such payment.

Optional Redemption

Redemption at Our Option

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate. If we shall so direct, debt securities registered in our name or the name of any of our affiliates or subsidiaries shall not be included in the debt securities for redemption. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 15 nor more than 60 days prior to the date set for such redemption (or within such period as otherwise specified as contemplated by the indenture for debt securities of a series). This notice will identify the debt securities to be redeemed and will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the debt securities to be redeemed.

By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date. If the redemption date is after a regular record date and on or prior to the applicable interest payment date, the accrued and unpaid interest shall be payable to the holder of the redeemed securities registered on the relevant regular record date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Repayment at Holder’s Option

If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repayment of those debt securities by us prior to the stated maturity of the debt securities of that series at time or times and subject to the conditions specified in the applicable prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repayment date or dates on which the debt security may be repaid and the optional repayment price, or the method by which such price will be determined. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder’s option on each such optional repayment date.

Except as otherwise may be provided by the terms of the debt securities, any tender of a debt security by the holder for repayment will be irrevocable unless waived by us. Any repayment option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security; provided that the principal amount of the debt security remaining outstanding after repayment will be an authorized denomination. Upon such partial repayment, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repaid debt securities.

If debt securities are represented by a global security as described under “—Book-Entry; Delivery and Form; Global Securities,” the securities depository for the global security or its nominee will be the holder of the debt security and, therefore, will be the only person that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant in the depository through which it holds an interest in the debt security to notify the depository of its desire to exercise a right to repayment by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depository.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company, or DTC, or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of a debt security will be treated as the owner of it for all purposes.

All amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

The indenture sets forth limited covenants that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

The indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of our properties and assets to another person; provided that the following conditions are satisfied:

•	we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a person (if such person is not a corporation, then the Successor will include a corporate co-issuer of the debt securities) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert such security in accordance with its terms;

•	immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and

•	the trustee receives from us an officers’ certificate and an opinion of counsel that the transaction and such supplemental indenture, as the case may be, complies with the applicable provisions of the indenture

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Events of Default

Each of the following events are defined in the indenture as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1) default in the payment of any installment of interest on any debt securities of such series for 30 days after becoming due;

(2) default in the payment of principal of or premium, if any, on any debt securities of such series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3) default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of such series (other than a covenant or agreement, a default in the performance of which or a breach of which is elsewhere in the indenture specifically dealt with or that has expressly been included in the indenture solely for the benefit of a series of debt securities other than such series), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

(4) we pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of such petition or the appointment of or taking possession by a custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

and the order or decree remains unstayed and in effect for 90 days; or

(6) any other event of default provided with respect to debt securities of such series occurs.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors. “Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of such series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually within 120 days after the end of our fiscal year a statement by one of our officers to the effect that, to the best knowledge of such officer, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1) an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of such series;

(2) the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings in respect of such event of default;

(3) the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4) the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5) no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•	reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

•	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•	make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•	to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	to add one or more guarantees for the benefit of holders of the debt securities;

•	to secure the debt securities pursuant to the covenants of the indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

•	to cure any ambiguity, omission, defect or inconsistency;

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded; and

•	to add to, change or eliminate any of the provisions of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (3) and (6) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

 Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1) DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

(2) we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

(3) an event of default with respect to the debt securities will have occurred and be continuing.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the indenture.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and certain provisions of our amended and restated articles of incorporation, amended and restated bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our amended and restated articles of incorporation and amended and restated bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part. We are incorporated in the State of Nevada The rights of our stockholders are generally covered by Nevada law and our amended and restated articles of incorporation and amended and restated bylaws. The terms of our capital stock are therefore subject to Nevada law.

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of preferred stock, $0.00001 par value per share. As of July 13, 2020, 138,854,193 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

Our common stock is traded on the NYSE American under the symbol “XXII.” Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefore, subject to a preferential dividend right of outstanding preferred stock. Upon the liquidation, dissolution or our winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by the rights of the holders any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our amended and restated articles of incorporation, the board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue such shares of preferred stock in one or more series. Each such series of preferred stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the board of directors.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third part to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any additional shares of preferred stock.

The effects of issuing preferred stock could include one or more of the following:

•	decreasing the amount of earnings and assets available for distribution to holders of common stock;

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying, deferring or preventing changes in our control or management.

As of the date of this prospectus, there were no shares of preferred stock outstanding.

Stock Options and Restricted Stock

As of July 13, 2020, we had outstanding options to purchase a total of 7,423,696 shares of common stock at a weighted average exercise price of $1.49 per share. Of this total, options to purchase 6,558,940 were vested and 864,756 remain unvested. As July 13, 2020, we had outstanding 2,942,504 shares of restricted common stock or restricted stock units subject to vesting conditions. As of July 13, 2020, an additional 4,409,969 shares of common stock were available for future award grants under our stock incentive plan.

Warrants

This prospectus also relates to the issuance of the 11,293,211 shares of common stock issuable upon exercise of the Company’s outstanding warrants, described below, which were previously registered under the Prior Registration Statement. The material terms of these warrants are summarized below, which summary is qualified in their entirety by reference to the form of warrant incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

On November 25, 2019, we entered into a warrant exercise agreement (the “Warrant Exercise Agreement”) with all of the holders (the “Exercising Holders”) of our previously outstanding warrants to purchase up to 11,293,211 shares of common stock of the Company with an exercise price of $2.15 per share (the "Original Warrants") whereby the Exercising Holders agreed to exercise all of the Original Warrants at a reduced exercise price of $1.00 per share. In consideration for the Exercising Holders exercising their Original Warrants for cash, the Company issued to each Exercising Holder a new warrant (each, a "New Warrant") to purchase shares of common stock equal to the number of shares of common stock underlying the Original Warrants. The New Warrants provided for an exercise price of $1.25 per share, become exercisable immediately and expire 5 years after the issuance date. On December 22, 2019, the Company entered in to a Warrant Amendment Agreement with the holders of the New Warrants whereby the Company agreed to amend the New Warrants to (i) reduce the exercise price of the New Warrants to $1.11 and (ii) to add a call provision whereby the Company may call the New Warrants with prior notice to the holders for $0.001 per New Warrant (during which time the holders may exercise the New Warrants) provided that the Company’s volume weighted average stock price exceeds $3.00 per share for ten consecutive trading days and certain other conditions are satisfied.

The exercise price of the New Warrants will be adjusted in the event of stock splits, reverse stock splits and the like pursuant to their terms. The holder will not have the right to exercise any portion of the New Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock (including securities convertible into common stock) outstanding immediately after the exercise; provided, however, that the holder may increase or decrease this limitation at any time, although any increase shall not be effective until the 61st day following the notice of increase and the holder may not increase this limitation in excess of 9.99% of the number of shares of our common stock (including securities convertible into common stock) outstanding immediately after the exercise. This prospectus relates to the issuance of the shares of common stock issuable upon exercise of the New Warrants. The New Warrants are only exercisable for cash provided that a registration statement relating to the issuance or resale of the shares issued upon exercise of such New Warrants is effective. If there is no effective registration statement, the New Warrants may be exercised on a cashless basis.

NYSE American Listing

Our common stock is listed on the NYSE American under the symbol “XXII.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Anti-Takeover Provisions Under Nevada Law.

Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes (NRS) contain provisions governing combinations with an interested stockholder. For purposes of the NRS, "combinations" include: (i) any merger or consolidation of a Nevada corporation or any subsidiary of a Nevada corporation with the interested stockholder or any other entity, whether or not itself is an interested stockholder of the Nevada corporation, which is, or after and as a result of the merger or consolidation would be, an affiliate or associate of the interested stockholder; (ii) any sale, lease, exchange mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with the interested stockholder or any affiliate or associate of the interested stockholder of assets of the Nevada corporation or any subsidiary of the Nevada corporation (x) having an aggregate market value equal to more than 5% of the aggregate market value of all of the consolidated assets of the Nevada corporation, (y) having an aggregate market value equal to more than 5% of the aggregate market value of all the outstanding voting shares of the Nevada corporation, or (z) representing more than 10% of the earning power or net income of the Nevada corporation (determined on a consolidated basis); (iii) the issuance or transfer by the Nevada corporation or any subsidiary of the Nevada corporation, in one transaction or a series of transactions, of any shares of the Nevada corporation or any subsidiary of the Nevada corporation that have an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding voting shares of the Nevada corporation to the interested stockholder or any affiliate or associate of the interested stockholder except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all stockholders of the Nevada corporation; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Nevada corporation under any agreement, arrangement or understanding, whether or not in writing, with the interested stockholder or affiliate or associate of the interested stockholder; (v) except for transactions that would not constitute a combination pursuant to subsection (iii) above, any reclassification of securities (including share splits, share dividend or other distribution of shares with respect to other shares, or any issuance of new shares in exchange for a proportionately greater number of old shares), any recapitalization of the Nevada corporation, any merger or consolidation of the Nevada corporation with any of its subsidiaries, or any other transaction, whether or not with or into or otherwise involving the interested stockholder, under any agreement, arrangement or understanding, whether or not in writing, with the interested stockholder or any affiliate or associate of the interested stockholder, which has the immediate and proximate effect of increasing the proportionate share of the outstanding shares of any class or series of voting shares or securities convertible into voting shares of the Nevada corporation or any subsidiary of the Nevada corporation which is beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder, except as a result of immaterial changes because of adjustments of fractional shares; and (vi) any receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit, directly or indirectly, except proportionately as a stockholder of the Nevada corporation, of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by or through the Nevada corporation.

For purposes of the NRS, an "interested stockholder" is defined to include any person, other than the Nevada corporation or any subsidiary of the Nevada corporation, that is: (a) a beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the Nevada corporation or (b) an affiliate or associate of the Nevada corporation and was, at any time within two years immediately before the date in question, the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the Nevada corporation.

Subject to certain exceptions, the provisions of the NRS statute governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless (i) the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder or (ii) during the two-year period, the transaction is approved by the board and by 60% of the disinterested stockholders at an annual or special meeting of the stockholders.

After such two-year period, corporations subject to these statutes may not engage in specified business combinations and transactions unless: (i) the business combination or transaction by which the person first became an interested stockholder is approved by the board of directors before the stockholder became an interested stockholder; (ii) the business combination is approved by a majority of the outstanding voting power (excluding the shares held by the interested stockholder or any affiliate or associate of the interested stockholder); or (iii) the combination meets the requirements of 78.411 through 78.444 of the NRS, inclusive.

The NRS allows a corporation to "opt out" of NRS 78.411 through 78.444, inclusive, by providing in such corporation's original articles of incorporation or bylaws that such statutes do not apply to the corporation. Unless certain limited exceptions apply, corporations cannot opt out of such statutes by amending their articles of incorporation or bylaws. We have not opted out of such statutes.

Control Share Acquisitions. The NRS also contains a "control share acquisitions statute." If applicable to a Nevada corporation, this statute restricts the voting rights of certain stockholders referred to as "acquiring persons," that acquire or offer to acquire ownership of a "controlling interest" in the outstanding voting stock of an "issuing corporation." For purposes of these provisions (i) a "controlling interest" means, with certain exceptions, the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and (ii) an "issuing corporation" means a Nevada corporation, as of any date, that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation (excluding the shares held by the acquiring person) at an annual or special meeting of the stockholders.

The NRS allows a corporation to "opt out" of the control share acquisitions statute by providing in such corporation's articles of incorporation or bylaws, in effect on the 10th day following the acquisition of a controlling interest by an acquiring person, that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. We have not opted out of the control share acquisitions statute.

Liability and Indemnification of Directors and Officers

NRS Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees or agents, or any person who serves or served at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (for purposes of this section, the “Indemnitee” or “Indemnitees”) against expenses, including attorneys’ fees, actually and reasonably incurred related to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) arising by reason of an Indemnitee’s status as a director, officer employee or agent of the corporation if: (i) the Indemnitee is not liable for breach of fiduciary duties to the corporation involving intentional misconduct, fraud or knowing violation of law; (ii) the Indemnitee conducted himself or herself in good faith and reasonably believes that his or her conduct was in, or not opposed to, our best interests; or (iii) in a criminal action, the Indemnitee must not have had reasonable cause to believe that his or her conduct was unlawful. NRS Section 78.751 requires us to indemnify any Indemnitee for any expenses referenced above if the Indemnitee has been successful on the merits or otherwise in defense of the foregoing actions, suits or proceedings.

Under NRS Section 78.7502, any discretionary indemnification, unless ordered by a court or advanced by the corporation in accordance with NRS Section 78.751(2), can only occur if deemed proper by (i) the stockholders; (ii) a majority vote of a quorum consisting of disinterested directors; or (iii) an independent counsel’s written legal opinion (if such an approach is approved by a majority vote of a quorum consisting of disinterested directors or if a quorum consisting of disinterested directors cannot be obtained). Under NRS Section 78.751(2), advances for expenses may be made by agreement if the Indemnitee affirms in writing that he or she believes that he or she has met the statutory standards and will personally repay the expenses if a court of competent jurisdiction determines that such Indemnitee did not meet the statutory standards.

Our amended and restated bylaws include an indemnification provision under which we have the power to indemnify, to the extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he, she or it is not entitled to be indemnified by us.

Our amended and restated articles of incorporation provides that we shall indemnify directors and officers to the fullest extent permitted by the NRS. Our amended and restated articles of incorporation also provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders to the fullest extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of ours under Nevada law or otherwise, we have been advised that the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by our company is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF WARRANTS

We may issue other warrants in the future for the purchase of debt securities, common stock, preferred stock, units or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or units offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, provided that we may also act as warrant agent and enter into warrant agreements directly with the purchasers of securities offered pursuant to this prospectus. In each case, the terms of the warrants will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent, if any, will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants and the price at which such number of shares of common stock or preferred stock may be purchased upon such exercise;

•	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock, preferred stock, units or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, common stock, preferred stock, units or other securities, holders of such warrants will not have any of the rights of holders of the underlying securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, common stock, preferred stock, warrants, units other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the debt securities, common stock, preferred stock, warrants, units or other securities upon the exercise of the subscription right;

•	the number of subscription rights issued to each stockholder;

•	the amount of debt securities, common stock, preferred stock, warrants, units or other securities that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	any applicable federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS

We may issue securities purchase contracts, which consist of contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock, warrants, units, debt securities or other securities at a future date or dates, which we refer to in this prospectus as “securities purchase contracts.” The terms and conditions for any purchase and sale rights or obligations, as well as the price per share of the underlying securities (if applicable) and the number or value of the underlying securities, may be fixed at the time the securities purchase contracts are issued or may be determined by reference to a specific formula set forth in the securities purchase contracts.

The securities purchase contracts may be issued separately or as part of units, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the securities purchase contracts. The securities purchase contracts may require holders to secure their obligations under the securities purchase contracts in a specified manner. The securities purchase contracts also may require us to make periodic payments to the holders thereof or vice versa, and those payments may be unsecured or refunded on some basis.

The securities purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the securities purchase contracts, will be filed with the SEC in connection with the offering of securities purchase contracts. The prospectus supplement and/or other offering material relating to a particular issue of securities purchase contracts will describe the terms of those securities purchase contracts, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the securities purchase contracts.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants, subscription rights and securities purchase contracts, or any combination of the foregoing.

The applicable prospectus supplement will specify the following terms of the units:

•	the terms of the underlying securities comprising the units, including whether and under what circumstances the underlying securities may be traded separate of the units;

•	a description of the terms of any unit agreement governing the units (if any);

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly to purchasers, including through a specific bidding, auction or other process; (v) upon the exercise of subscription rights that may be distributed to our stockholders; or (vi) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, in at-the-market offerings, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements to indemnification against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement or arrangement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement or arrangement, we may sell securities on a daily basis in exchange transactions or otherwise as we agreement with the underwriters or agents. Any such agreement or arrangement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement or arrangement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock. The terms of any such agreement or arrangement will be set forth in more detail in the applicable prospectus supplement.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and, other than the common stock, which is listed on the NYSE American, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the NYSE American, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including ours, that file electronically with the SEC. The public can obtain any document that we file electronically with the SEC at www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•	our Definitive Proxy Statement on Schedule 14A filed March 17, 2020;

•	our Current Reports on Form 8-K filed January 3, 2020, January 13, 2020, May 1, 2020, May 5, 2020, May 12, 2020 and June 3, 2020; and

•	The description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed March 6, 2014, and any amendment or report updating that description.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.  Requests should be directed to our principal executive offices at:

22nd Century Group, Inc.

8560 Main Street, Suite 4

Williamsville, New York 14221

(716) 270-1523

You can also find these filings on our website at www.xxiicentury.com. We are not incorporating the information on our website other than these filings into this prospectus.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The consolidated financial statements of 22nd Century Group, Inc. as of December 31, 2019 and 2018, and for the years then ended, have been incorporated by reference herein in reliance upon the report of Freed Maxick CPAs, P.C., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that Freed Maxick CPAs, P.C. audits and reports on consolidated financial statements of 22nd Century Group, Inc. at future dates and consents to the use of their reports thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their reports and said authority.

PROSPECTUS SUPPLEMENT
Dawson James Securities, Inc.

July 21, 2022